Objective Communication
Weighted average


                                                                                                                    Exhibit 11

                                                          Three  months ended               Nine months ended
                                                             September 30,                    September 30,
                                                          1998         1997                   1998       1997
                                                          ----         ----                   ----       ----
         Weighted average common shares                 5,741,035       4,633,511       5,711,317      3,639,737
           outstanding





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